Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Ferry Building | San Francisco Ferry Building | San Francisco Ferry Building | San Francisco Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on February 15, 2019 and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Page 2 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of 4 Directors, Equity Research Coverage and Rating Agencies Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 13 Same-Store Property Performance 14 Net Operating Income Detail 16 Debt Summary 18 Unsecured and Secured Debt Maturities, Composition and Covenant 20 Compliance Operational and Portfolio Information 22 In-Service Office Properties 23 In-Service Office Properties by Location 26 Corporate Headquarters: Studio and Land Properties 28 th Redevelopment, Development and Held For Sale Properties 29 11601 Wilshire Boulevard, 9 Floor, Los Angeles, CA 90025 (310) 445-5700 Under Construction and Future Value Creation Projects 30 Value Creation Project Images—Recently Completed, Under Construction and 32 Planned Website: Office Tenant Industry Diversification 33 HudsonPacificProperties.com Fifteen Largest Office Tenants 34 Office Property Leasing Activity 36 NYSE Trading Symbol: Commenced Office Leases with Non-Recurring Upfront Abatements 37 Uncommenced Office Leases—Next Eight Quarters 38 HPP Backfilled Office Leases—Next Eight Quarters 39 Investor Relations: Expiring Office Leases—Next Eight Quarters 40 Expiring Office Leases—Annual 42 Laura Campbell Senior Vice President, Investor Relations and Marketing Definitions and Reconciliations 43 (310) 622-1702 Definitions 44 Reconciliation of Net Income to Net Operating Income 46 Total Revenues Components 47 Page 3 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Executive Summary

Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco and Seattle. We are the leading institutional owner of office space in Silicon Valley, the largest independent owner/operator of studios in Los Angeles, and currently own over 17 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction.

Financials (Compared to First Quarter 2018)

- Net loss attributable to common stockholders of $39.4 million ($0.26 per diluted share) compared to net income to common stockholders of $48.6 million ($0.31 per diluted share)
- FFO, excluding specified items, of $76.7 million ($0.49 per diluted share) compared to $70.0 million ($0.45 per diluted share)
- Total revenue increased 13.4% to $197.4 million

Office Highlights

- Executed 45 new and renewal leases totaling 1,044,136 square feet, with GAAP and cash rent growth of 32.9% and 25.4%, respectively, including:
    - 584,000-square-foot, 14-year lease with Google for the entire One Westside redevelopment commencing in 2022
    - 94,826 square feet leased to WeWork for the entire office portion of Maxwell redevelopment through July 2031
    - 66,056-square-foot lease at 1455 Market with WeWork through October 2031
- Stabilized and in-service office portfolio was 95.2% and 92.9% leased, respectively
- Net operating income and cash net operating income for the 31 same-store properties increased 7.2% and 2.3%, respectively

Studio Highlights

- Trailing 12-month occupancy for the same-store studio properties was 92.4%
- Net operating income and cash net operating income for the same-store studio properties increased 25.3% and 23.8%, respectively

Acquisitions and Dispositions

- Formed 20% / 80% Hudson Pacific/Blackstone Property Partners joint venture to acquire and renovate Bentall Centre, a 1.45 million-square-foot office and retail complex with additional development rights, in Downtown Vancouver
- Signed contracts to sell Campus Center's 471,580-square-foot office campus in Milpitas and the adjacent land and 946,350 square feet of development rights, for a combined amount of approximately $150.0 million (before credits, prorations and closing costs)

Financings

- Issued $350.0 million of 4.65% senior notes due April 2029, with net proceeds used to repay outstanding indebtedness and for other corporate purposes
- Recast Sunset Gower/Bronson loan, which removed Sunset Gower as collateral, converted it into a fully revolving facility, extended the term through March 2024, and reduced the interest rate to LIBOR plus 1.35%

Dividends

- Declared and paid a quarterly dividend of $0.25 per share on common stock

Guidance

- Increased full-year 2019 FFO guidance to $1.96 to $2.04 per diluted share, excluding specified items

Conference Call Information:

Thursday, May 2, 2019 at 11:00 AM PST / 2:00 PM EST
(877) 407-0784 (U.S.) | (201) 689-8560 (International)

Page 4 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Corporate Data

Unaudited, in thousands, except per share data

	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Number of office properties owned	52	52	51	50	51
Office square feet[1]	13,866,793	13,853,401	13,498,837	13,336,940	13,398,362
Stabilized office leased rate as of end of period[2]	95.2%	95.4%	94.6%	93.6%	94.4%
In-service office leased rate as of end of period[3]	92.9%	93.0%	91.4%	89.7%	89.7%
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[1][4]	1,171,707	1,171,707	1,204,927	873,002	873,002
Same-store studio leased rate as of end of period[5]	92.4%	91.6%	88.9%	89.6%	90.2%
Non-same-store studio square feet[1]	52,696	52,696	41,496	373,421	331,925
Non-same-store studio leased rate as of end of period[6]	100.0%	100.0%	100.0%	80.6%	77.6%
Number of land properties owned	6	6	6	6	6
Land properties estimated square feet[7]	2,639,562	2,639,562	2,639,562	2,639,562	2,639,562
Total portfolio square feet	17,730,758	17,717,366	17,384,822	17,222,925	17,242,851
Series A preferred units and debt[8]	$ 2,745,052	$ 2,650,196	$ 2,360,334	$ 2,390,467	$ 2,270,959
Total market capitalization[9]	$ 8,151,583	$ 7,202,623	$ 7,539,643	$ 7,996,427	$ 7,421,657
Series A preferred units and debt/total market capitalization[9]	33.7%	36.8%	31.3%	29.9%	30.6%
Share data:					
FFO, excluding specific items, per common stock/unit—diluted[9][10][11]	$ 0.49	$ 0.49	$ 0.47	$ 0.46	$ 0.45
Range of closing prices[10]	$ 27.53 - 34.72	$ 27.42 - 32.72	$ 31.31 - 35.68	$ 31.13 - 36.00	$ 28.63 - 34.17
Closing price at quarter end	$ 34.42	$ 29.06	$ 32.72	$ 35.43	$ 32.53
Weighted average fully diluted common stock/units outstanding[9]	155,870	155,716	157,238	157,159	157,284
Shares of common stock/units outstanding at end of period[9]	157,075	156,656	158,292	158,226	158,337

(1) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(2) Stabilized office leased rate excludes the lease-up, land, redevelopment, development and held for sale properties described on pages 24, 28 and 29.
(3) In-service office leased rate includes the stabilized office and lease-up properties described on pages 23 and 24.
(4) Same-store studio defined as all properties owned and included in our studio portfolio as of January 1, 2018 and still owned and included in our studio portfolio as of March 31, 2019. Same-store studio square feet excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018.
(5) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(6) Percent leased as of March 31, 2019 for non-same-store studio is the average percent leased for the properties located at 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 7, 2018 and 6660 Santa Monica Boulevard, which was acquired on October 23, 2018.
(7) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained.
(8) Series A preferred units and debt does not include in-substance defeased debt, debt due to joint venture partner and unamortized deferred financing costs and loan discount.
(9) See definitions on pages 44 and 45.
(10) For the quarter indicated.
(11) In December 2018, the National Association of Real Estate Investment Trusts ("NAREIT") issued a FFO White Paper which provided for an option to include equity security mark-to-market value changes in the calculation of FFO. During fourth quarter 2018, we elected this option retroactively. We have included $928 thousand of unrealized gain on non-real estate investments recognized during second quarter 2018 in our calculation of FFO. No change was made to FFO, excluding specified items, as these amounts were previously identified as a specified item.

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Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Executive Management Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility. Victor J. Coleman Kay L. Tidwell Chief Executive Officer and President Executive Vice President, General Counsel and Secretary Mark T. Lammas Chief Operating Officer, Chief Financial Laura Campbell Officer and Treasurer Senior Vice President, Investor Relations and Marketing Alexander Vouvalides Chief Investment Officer Derric Dubourdieu Senior Vice President, Leasing Christopher J. Barton Executive Vice President, Development and Drew B. Gordon Capital Improvements Senior Vice President, Northern California Joshua Hatfield Executive Vice President, Operations Gary Hansel Senior Vice President, Southern Harout Diramerian California Chief Accounting Officer Bill Humphrey Steven Jaffe Senior Vice President, Sunset Studios Chief Risk Officer Andrea Rupp Dale Shimoda Senior Vice President, Human Resources Executive Vice President, Finance Andy Wattula Arthur X. Suazo Senior Vice President, Pacific Northwest Executive Vice President, Leasing Page 6 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Christy Haubegger Chairman of the Board, Chief Executive Officer and Senior Executive, Creative Artists Agency, LLC President, Hudson Pacific Properties, Inc. Mark D. Linehan Theodore R. Antenucci President and Chief Executive Officer, Wynmark President and Chief Executive Officer, Company Catellus Development Corporation Robert M. Moran, Jr. Richard B. Fried Co-Founder and Co-Owner, FJM Investments LLC Managing Member, Farallon Capital Management, L.L.C. Barry A. Porter Managing General Partner, Clarify Partners L.P. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Andrea Wong President (retired), International Production, Sony Robert L. Harris II Pictures Television Executive Chairman (retired), Acacia Research Corporation Page 7 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Equity Research Coverage Bank of America Merrill Lynch Mizuho James Feldman Haendel St. Juste (646) 855-5808 (212) 209-9300 Barclays Capital Morgan Stanley Ross Smotrich | Trevor Young Vikram Malhotra (212) 526-2306 | (212) 526-3098 (212) 761-7567 BTIG Robert W. Baird & Company Tom Catherwood David Rodgers (212) 738-6140 (216) 737-7341 Citigroup Sandler O’Neill + Partners Michael Bilerman | Emmanuel Korchman Alexander Goldfarb (212) 816-1383 | (212) 816-1382 (212) 466-7937 D.A. Davidson Scotiabank Barry Oxford Nicholas Yulico (212) 240-9871 (212) 225-6904 Goldman Sachs Wells Fargo Securities Andrew Rosivach Blaine Heck (212) 902-2796 (443) 263-2949 KeyBanc Capital Markets Craig Mailman (917) 368-2316 Rating Agencies Fitch Ratings Moody’s Investor Service Standard & Poor’s Stephen Boyd Alice Chung Fernanda Hernandez (212) 908-9153 (212) 553-2949 (212) 438-1347 Page 8 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Financial Information

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Consolidated Balance Sheets In thousands, except share data March 31, 2019 December 31, 2018 (Unaudited) ASSETS Investment in real estate, net $ 6,251,086 $ 6,363,906 Cash and cash equivalents 52,445 53,740 Restricted cash 13,626 14,451 Accounts receivable, net 17,969 14,004 Straight-line rent receivables, net 159,004 142,369 Deferred leasing costs and lease intangible assets, net 280,193 279,896 U.S. Government securities 144,992 146,880 Operating lease right-of-use asset 272,051 — Prepaid expenses and other assets, net 82,441 55,633 Assets associated with real estate held for sale 99,821 — TOTAL ASSETS $ 7,373,628 $ 7,070,879 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 2,711,632 $ 2,623,835 In-substance defeased debt 137,417 138,223 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 208,047 175,300 Operating lease liability 274,626 — Lease intangible liabilities, net 41,112 45,612 Security deposits and prepaid rent 69,251 68,687 Liabilities associated with real estate held for sale 732 — Total liabilities 3,508,953 3,117,793 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 114,616 113,141 Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 154,373,581 shares and 154,371,538 shares outstanding at March 31, 1,543 1,543 2019 and December 31, 2018, respectively Additional paid-in capital 3,485,307 3,524,502 Accumulated other comprehensive income 9,674 17,501 Accumulated deficit (41,189) — Total Hudson Pacific Properties, Inc. stockholders’ equity 3,455,335 3,543,546 Non-controlling interest—members in consolidated entities 267,039 268,246 Non-controlling interest—units in the operating partnership 17,870 18,338 Total equity 3,740,244 3,830,130 TOTAL LIABILITIES AND EQUITY $ 7,373,628 $ 7,070,879 Page 10 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Consolidated Statements of Operations Unaudited, in thousands, except share data Three Months Ended March 31, 2019 2018 REVENUES Office Rental(1) $ 170,197 $ 130,082 Tenant recoveries(1) — 20,904 Service revenues(1) 5,661 5,546 Total office revenues 175,858 156,532 Studio Rental(1) 12,394 10,383 Tenant recoveries(1) — 354 Service revenue and other(1) 9,137 6,849 Total studio revenues 21,531 17,586 Total revenues 197,389 174,118 OPERATING EXPENSES Office operating expenses 60,815 53,240 Studio operating expenses 11,109 9,664 General and administrative 18,094 15,564 Depreciation and amortization 68,505 60,553 Total operating expenses 158,523 139,021 OTHER EXPENSE (INCOME) Interest expense 24,350 20,503 Interest income (1,024) (9) Transaction-related expenses 128 118 Other expense (income) 106 (404) Gains on sale of real estate — (37,674) Impairment loss 52,201 — Total other expenses (income) 75,761 (17,466) Net (loss) income (36,895) 52,563 Net income attributable to preferred units (153) (159) Net income attributable to participating securities (308) (327) Net income attributable to non-controlling interest in consolidated real estate entities (2,821) (3,323) Net loss attributable to redeemable non-controlling interest in consolidated real estate entities 600 — Net loss (income) attributable to non-controlling interest in the operating partnership 185 (177) NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS $ (39,392) $ 48,577 BASIC AND DILUTED PER SHARE AMOUNTS Net (loss) income attributable to common stockholders—basic $ (0.26) $ 0.31 Net (loss) income attributable to common stockholders—diluted $ (0.26) $ 0.31 Weighted average shares of common stock outstanding—basic 154,396,159 155,626,055 Weighted average shares of common stock outstanding—diluted 154,396,159 156,714,822 (1) We adopted a new accounting standard that required a change in our presentation of revenues. Refer to page 47 for details of our revenue components. Page 11 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Funds from Operations[1]

Unaudited, in thousands, except per share data

Quarter To Date	March 31, 2019	December 31, 2018	Three Months Ended September 30, 2018	June 30, 2018	March 31, 2018
NET (LOSS) INCOME	$ (36,895)	$ 19,257	$ 20,270	$ 19,691	$ 52,563
Adjustments:					
Depreciation and amortization	68,505	67,520	62,224	60,706	60,553
Corporate-related depreciation and amortization	(523)	(530)	(497)	(489)	(484)
Gains on sale of real estate	—	—	(3,735)	(1,928)	(37,674)
Impairment loss	52,201	—	—	—	—
Unrealized gain on non-real estate investment[2]	—	—	—	(928)	—
FFO attributable to non-controlling interests	(6,738)	(7,312)	(5,019)	(5,316)	(5,331)
FFO attributable to preferred units	(153)	(153)	(153)	(153)	(159)
FFO to common stockholders and unitholders	**76,397**	**78,782**	**73,090**	**71,583**	**69,468**
Specified items impacting FFO:					
Transaction-related expenses	128	252	165	—	118
Lease termination non-cash write-off	—	(3,039)	—	—	—
One-time debt extinguishment cost	143	—	—	—	421
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 76,668**	**$ 75,995**	**$ 73,255**	**$ 71,583**	**$ 70,007**
Weighted average common stock/units outstanding—diluted	155,870	155,716	157,238	157,159	157,284
FFO per common stock/unit—diluted	$ 0.49	$ 0.51	$ 0.46	$ 0.46	$ 0.44
FFO (excluding specified items) per common stock/unit—diluted	$ 0.49	$ 0.49	$ 0.47	$ 0.46	$ 0.45

Year To Date	Three Months Ended March 31, 2019	Twelve Months Ended December 31, 2018	Nine Months Ended September 30, 2018	Six Months Ended June 30, 2018	Three Months Ended March 31, 2018
NET (LOSS) INCOME	$ (36,895)	$ 111,781	$ 92,524	$ 72,254	$ 52,563
Adjustments:					
Depreciation and amortization	68,505	251,003	183,483	121,259	60,553
Corporate-related depreciation and amortization	(523)	(2,000)	(1,470)	(973)	(484)
Gains on sale of real estate	—	(43,337)	(43,337)	(39,602)	(37,674)
Impairment loss	52,201	—	—	—	—
Unrealized gain on non-real estate investment[2]	—	(928)	(928)	(928)	—
FFO attributable to non-controlling interests	(6,738)	(22,978)	(15,666)	(10,647)	(5,331)
FFO attributable to preferred units	(153)	(618)	(465)	(312)	(159)
FFO to common stockholders and unitholders	**76,397**	**292,923**	**214,141**	**141,051**	**69,468**
Specified items impacting FFO:					
Transaction-related expenses	128	535	283	118	118
Lease termination non-cash write-off	—	(3,039)	—	—	—
One-time debt extinguishment cost	143	421	421	421	421
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 76,668**	**$ 290,840**	**$ 214,845**	**$ 141,590**	**$ 70,007**
Weighted average common stock/units outstanding—diluted	155,870	156,266	157,198	157,133	157,284
FFO per common stock/unit—diluted	$ 0.49	$ 1.87	$ 1.36	$ 0.90	$ 0.44
FFO (excluding specified items) per common stock/unit—diluted	$ 0.49	$ 1.86	$ 1.37	$ 0.90	$ 0.45

(1) See definition on page 44.
(2) During second quarter 2018, we recognized a $928 thousand unrealized gain on a non-real estate investment. In December 2018, NAREIT issued a FFO White Paper which provided for an option to include these mark-to-market adjustments in our calculation of FFO. During fourth quarter 2018, we elected this option retroactively.

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Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Adjusted Funds from Operations[1]

Unaudited, in thousands

		Three Months Ended			
Quarter To Date	**March 31, 2019**	**December 31, 2018**	**September 30, 2018**	**June 30, 2018**	**March 31, 2018**
FFO[2]	$ 76,397	$ 78,782	$ 73,090	$ 71,583	$ 69,468
Adjustments:					
Straight-line rent, net	(15,111)	(9,579)	(7,455)	(7,751)	(9,772)
Amortization of above-market and below-market leases, net	(3,895)	(6,168)	(3,189)	(3,216)	(3,796)
Amortization of above-market and below-market ground leases, net	605	605	591	592	624
Amortization of lease incentive costs	301	404	323	359	278
Amortization of deferred financing costs and loan discounts, net	1,576	1,423	1,418	1,420	1,643
Recurring capital expenditures, tenant improvements and lease commissions	(55,311)	(32,707)	(17,378)	(37,354)	(25,587)
Non-cash compensation expense	5,150	4,109	4,292	4,289	4,338
AFFO	$ 9,712	$ 36,869	$ 51,692	$ 29,922	$ 37,196
Dividends paid to common stock and unitholders	$ 40,427	$ 38,950	$ 39,351	$ 39,351	$ 39,351
AFFO payout ratio	416.3%	105.6%	76.1%	131.5%	105.8%

Year To Date	**Three Months Ended March 31, 2019**	**Twelve Months Ended December 31, 2018**	**Nine Months Ended September 30, 2018**	**Six Months Ended June 30, 2018**	**Three Months Ended March 31, 2018**
FFO[2]	$ 76,397	$ 292,923	$ 214,141	$ 141,051	$ 69,468
Adjustments:					
Straight-line rent, net	(15,111)	(34,557)	(24,978)	(17,523)	(9,772)
Amortization of above-market and below-market leases, net	(3,895)	(16,369)	(10,201)	(7,012)	(3,796)
Amortization of above-market and below-market ground leases, net	605	2,412	1,807	1,216	624
Amortization of lease incentive costs	301	1,364	960	637	278
Amortization of deferred financing costs and loan discounts, net	1,576	5,904	4,481	3,063	1,643
Recurring capital expenditures, tenant improvements and lease commissions	(55,311)	(113,026)	(80,319)	(62,941)	(25,587)
Non-cash compensation expense	5,150	17,028	12,919	8,627	4,338
AFFO	**$ 9,712**	**$ 155,679**	**$ 118,810**	**$ 67,118**	**$ 37,196**
Dividends paid to common stock and unitholders	$ 40,427	$ 157,003	$ 118,059	$ 78,705	$ 39,351
AFFO payout ratio	416.3%	100.9%	99.4%	117.3%	105.8%

(1) See definition on page 44.
(2) In December 2018, NAREIT issued a FFO White Paper which provided for an option to include mark-to-market value changes in equity securities in the calculation of FFO. During fourth quarter 2018, we elected this option retroactively. We have included $928 thousand of unrealized gain on non-real estate investments recognized during second quarter 2018 in our calculation of FFO. No change has been made to AFFO as these amounts were identified as an adjustment to AFFO in the prior periods.

Page 13 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Same-Store Property Performance Unaudited, in thousands, except number of properties and square feet SAME-STORE STATISTICS Three Months Ended March 31, 2019 2018 % change SAME-STORE OFFICE STATISTICS(1)(2) Number of properties 31 31 Rentable square feet 7,842,466 7,842,466 Ending % leased 94.9% 94.3% 0.6% Ending % occupied 94.1% 93.2% 0.9% Average % occupied for the period 93.0% 92.8% 0.2% SAME-STORE STUDIO STATISTICS(3) Number of properties 3 3 Rentable square feet 1,171,707 1,171,707 Average % occupied for the period(4) 92.4% N/A N/A SAME-STORE ANALYSIS—NET OPERATING INCOME Three Months Ended March 31, 2019 2018 % change SAME-STORE NET OPERATING INCOME(5) Total office revenues $ 114,530 $ 107,224 6.8% Total studio revenues 20,911 17,586 18.9 Same-store revenues 135,441 124,810 8.5 Total office expenses 35,397 33,439 5.9 Total studio expenses 10,983 9,664 13.6 Same-store expenses 46,380 43,103 7.6 Same-store office net operating income 79,133 73,785 7.2 NOI margin 69.1% 68.8% 0.3 Same-store studio net operating income 9,928 (6) 7,922 (6) 25.3 NOI margin 47.5% 45.0% 2.5 TOTAL SAME-STORE NET OPERATING INCOME $ 89,061 $ 81,707 9.0% NOI margin 65.8% 65.5% 0.3 Page 14 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Same-Store Property Performance (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018		% change
SAME STORE NET OPERATING INCOME (CASH BASIS)					
Total office cash revenues	$ 103,728		$ 100,195		3.5%
Total studio cash revenues	20,560		17,400		18.2
Same-store cash revenues	**124,288**		**117,595**		**5.7**
Total office cash expenses	34,822		32,864		6.0
Total studio cash expenses	10,983		9,664		13.6
Same-store cash expenses	**45,805**		**42,528**		**7.7**
Same-store office net operating income (cash basis)	**68,906**		**67,331**		**2.3**
NOI margin	66.4%		67.2%		(0.8)
Same-store studio net operating income (cash basis)	**9,577**	(6)	**7,736**	(6)	**23.8**
NOI margin	46.6%		44.5%		2.1
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 78,483**		**$ 75,067**		**4.6%**
NOI margin	63.1%		63.8%		(0.7)

(1) Same-store office for the three months ended March 31, 2019 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2018 and still owned and included in the stabilized office portfolio as of March 31, 2019.
(2) See page 23 for same-store office properties.
(3) Same-store studio for the three months ended March 31, 2019 defined as all properties owned and included in our studio portfolio as of January 1, 2018 and still owned and included in our studio portfolio as of March 31, 2019. Same-store studio square feet excludes 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 7, 2018 and 6660 Santa Monica Boulevard, which was acquired on October 23, 2018.
(4) Percent occupied for same-store studio is the average percent occupied for the 12 months ended March 31, 2019. Trailing twelve-month occupancy is not applicable for Sunset Las Palmas Studios during the three months ended March 31, 2019 as the property was acquired in second quarter 2017.
(5) See page 46 for the reconciliation of net income to net operating income (NOI).
(6) Building 70 at Sunset Gower Studios was taken off-line during fourth quarter 2018. Net operating income related to Building 70 is included for first quarter 2018.

Page 15 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Net Operating Income Detail (NOI)

Three Months Ended March 31, 2019 | Unaudited, in thousands

	Same-Store Office Properties[1]	Same-Store Studio Properties[2]	Non-Same-Store Office Properties[3]	Non-Same-Store Studio Properties[2]	Redevelopment /Development Properties[4]	Lease-Up Properties[3]	Held-for-Sale[4]	Sold/Other Properties	Total Properties
REVENUE									
Cash rent	$ 82,218	$ 11,066	$ 29,096	$ 513	$ 332	$ 13,661	$ —	$ 16	$ 136,902
Cash tenant recoveries	17,344	146	5,538	318	137	1,778	—	(60)	25,201
Straight-line rent	9,117	360	4,748	—	427	1,983	—	—	16,635
Amortization of above-market and below-market leases, net	2,041	—	777	—	—	1,361	—	—	4,179
Amortization of lease incentive costs	(356)	(9)	—	—	—	39	—	—	(326)
Total rental revenue[5]	**110,364**	**11,563**	**40,159**	**831**	**896**	**18,822**	**—**	**(44)**	**182,591**
Services revenue and other	4,166	9,348	1,087	(211)	103	158	—	147	14,798
Total revenue	**114,530**	**20,911**	**41,246**	**620**	**999**	**18,980**	**—**	**103**	**197,389**
OPERATING EXPENSES									
Property operating cash expenses	34,822	10,983	15,487	126	661	8,831	(14)	47	70,943
Straight-line rent	—	—	366	—	—	—	—	—	366
Amortization of above-market and below-market ground leases, net	575	—	38	—	—	2	—	—	615
Total operating expenses	**35,397**	**10,983**	**15,891**	**126**	**661**	**8,833**	**(14)**	**47**	**71,924**
TOTAL NOI[5]	**$ 79,133**	**$ 9,928**	**$ 25,355**	**$ 494**	**$ 338**	**$ 10,147**	**$ 14**	**$ 56**	**$ 125,465**
TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	4,465 [6]	—	2,809 [7]	—	10 [8]	133 [9]	—	—	7,417
Square feet	7,842,466	1,171,707	2,590,210	52,696	1,091,317	1,871,220	1,417,930	—	16,037,546
Ending % leased	94.9%	92.4%	96.2%	100.0%	90.1%	80.4%	—%	—%	84.5%
Ending % occupied	94.1%	92.4%	95.4%	100.0%	5.1%	69.9%	—%	—%	77.0%
NOI margin	69.1%	47.5%	61.5%	79.7%	33.8%	53.5%	—%	—%	63.6%
RECONCILIATION TO CASH NOI									
TOTAL NOI	**$ 79,133**	**$ 9,928**	**$ 25,355**	**$ 494**	**$ 338**	**$ 10,147**	**$ 14**	**$ 56**	**$ 125,465**
Straight-line rent, net	(9,117)	(360)	(4,382)	—	(427)	(1,983)	—	—	(16,269)
Amortization of above-market and below-market leases, net	(2,041)	—	(777)	—	—	(1,361)	—	—	(4,179)
Amortization of lease incentive costs	356	9	—	—	—	(39)	—	—	326
Amortization of above-market and below-market ground leases, net	575	—	38	—	—	2	—	—	615
TOTAL CASH NOI	**$ 68,906**	**$ 9,577**	**$ 20,234**	**$ 494**	**$ (89)**	**$ 6,766**	**$ 14**	**$ 56**	**$ 105,958**
TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	4,001 [6]	—	1,729 [7]	—	10 [8]	14 [9]	—	—	5,754

Page 16 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Net Operating Income Detail (NOI) (continued) (1) See page 23 for same-store office for the three months ended March 31, 2019. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. Non-same-store studio includes 6605 Eleanor Avenue and 1034 Seward Street, which were acquired on June 7, 2018 and 6660 Santa Monica Boulevard, which was acquired on October 23, 2018. (3) See page 24 for non-same-store office and lease-up properties. (4) See page 29 for redevelopment, development and held for sale properties. (5) See page 46 and 47 for all non-GAAP NOI reconciliations and our breakout of rental components. (6) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (7) We own 55% of the ownership interest in the consolidated joint venture that own Hill7 and Ferry Building. (8) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. Page 17 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Debt Summary
Unaudited, in thousands

	March 31, 2019	December 31, 2018	Interest Rate[1]	Contractual Maturity Date	Annual Debt Service[2]	Balance at Maturity
UNSECURED AND SECURED DEBT						
Unsecured debt						
Unsecured revolving credit facility[3][4]	$ 220,000	$ 400,000	LIBOR + 1.05% to 1.50%	3/13/2022 [5]	$ —	$ 220,000
Term loan A[3][6]	300,000	300,000	LIBOR + 1.20% to 1.70%	4/1/2020 [7]	7,950	300,000
Term loan B[3][8]	350,000	350,000	LIBOR + 1.20% to 1.70%	4/1/2022	10,360	350,000
Term loan D[3][9]	125,000	125,000	LIBOR + 1.20% to 1.70%	11/17/2022	3,288	125,000
Series A notes	110,000	110,000	4.34%	1/2/2023	4,774	110,000
Series E notes	50,000	50,000	3.66%	9/15/2023	1,830	50,000
Series B notes	259,000	259,000	4.69%	12/16/2025	12,147	259,000
Series D notes	150,000	150,000	3.98%	7/6/2026	5,970	150,000
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/2027	15,800	400,000
Series C notes	56,000	56,000	4.79%	12/16/2027	2,682	56,000
4.65% Registered senior notes[10]	350,000	—	4.65%	4/1/2029	16,275	350,000
Term loan C	—	75,000	LIBOR + 1.30% to 2.20%	N/A	—	—
Total unsecured debt	**2,370,000**	**2,275,000**			**81,076**	**2,370,000**
Secured debt						
Met Park North[11]	64,500	64,500	LIBOR + 1.55%	8/1/2020	2,393	64,500
10950 Washington[12]	26,736	26,880	5.32%	3/11/2022	2,003	24,981
Sunset Bronson Studios/ICON/CUE[13]	5,001	—	LIBOR + 1.35%	3/1/2024	—	5,001
Element LA	168,000	168,000	4.59%	11/6/2025	7,716	168,000
Hill7[14]	101,000	101,000	3.38%	11/6/2028	3,414	101,000
Sunset Gower Studios/Sunset Bronson Studios	—	5,001	LIBOR + 2.25%	N/A	—	—
Total secured debt	**365,237**	**365,381**			**15,526**	**363,482**
Total unsecured and secured debt	**2,735,237**	**2,640,381**				
Unamortized deferred financing costs and loan discounts[15]	(23,605)	(16,546)				
TOTAL UNSECURED AND SECURED DEBT, NET	**$ 2,711,632**	**$ 2,623,835**			**$ 96,602**	**$ 2,733,482**
IN-SUBSTANCE DEFEASED DEBT[16]	**$ 137,417**	**$ 138,223**	4.47%	10/1/2022	**$ 9,391**	**$ 125,489**
JOINT VENTURE PARTNER DEBT[17]	**$ 66,136**	**$ 66,136**	4.50%	10/9/2028	**$ 2,976**	**$ 66,136**

Page 18 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Debt Summary (continued) (1) Interest rate with respect to indebtedness calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of March 31, 2019, which may be different than the interest rates as of December 31, 2018 for corresponding indebtedness. (2) See definition on page 44. (3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating to a specified base rate plus an applicable margin. As of March 31, 2019, no such election had been made. (4) We have a total capacity of $600.0 million under our unsecured revolving credit facility. (5) The maturity date may be extended once for an additional one-year term. (6) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.65% to 3.06% per annum through the use of two interest rate swaps. (7) The maturity date may be extended twice, each time for an additional one-year term. (8) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.96% to 3.46% per annum through the use of two interest rate swaps. (9) The interest rate on the outstanding balance of the term loan was effectively fixed at 2.63% to 3.13% per annum through the use of an interest rate swap. (10) On February 27, 2019, we completed an underwritten public offering of $350.0 million of senior notes, which were issued at 98.663% of par. (11) The interest rate on the full loan amount has been effectively fixed at 3.71% per annum through the use of an interest rate swap. (12) Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity. (13) We have a total capacity of $235.0 million under our Sunset Bronson Studios/ICON/CUE revolving credit facility. This loan is secured by the Company’s ICON, CUE and Sunset Bronson Studios properties. (14) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. The full amount of the loan is shown. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization. (15) Excludes deferred financing costs related to establishing our unsecured revolving credit facility and Sunset Bronson Studios/ICON/CUE revolving credit facility. (16) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The full amount of the loan is shown. The joint venture has, in-substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes annual debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity. (17) This amount relates to debt attributable to Allianz U.S. Private REIT LP (“Allianz”), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each. Page 19 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance
Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$424
$365,095
$632
$720,085
$160,000
$5,001
$427,000
$150,000
$456,000
$451,000
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[2]	Weighted Average Years to Maturity
SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$ 2,370,000	86.6%	3.7%	5.6
Secured debt	365,237	13.4	4.1%	6.2
TOTAL	**$ 2,735,237**	**100.0%**		
FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$ 225,001	8.2%	3.5%	3.0
Fixed-rate debt[3]	2,510,236	91.8	3.7%	5.9
TOTAL	**$ 2,735,237**	**100.0%**		
Weighted average stated interest rate[2]			3.7%	
GAAP effective rate including unamortized deferred financing costs and loan discount[4]			3.9%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[5]		
Total liabilities to total asset value	≤ 60%	36.5%
Unsecured indebtedness to unencumbered asset value	≤ 60%	46.6%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.9x
Secured indebtedness to total asset value	≤ 45%	4.9%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.6x
UNSECURED REGISTERED SENIOR NOTES[6]		
Debt to total assets	≤ 60%	36.8%
Total unencumbered assets to unsecured debt	≥ 150%	247.0%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	4.1x
Secured debt to total assets	≤ 45%	4.9%

Page 20 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued) (1) Principal amortization and maturities, including amounts due at maturity, exclude: (i) in-substance defeased debt related to One Westside and10850 Pico, (ii) unamortized deferred financing costs and loan discounts, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. (2) Rates as of March 31, 2019 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the libor rate as of March 31, 2019. (3) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (4) Rates are as of March 31, 2019 and include unamortized deferred financing costs and loan discount. (5) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of March 31, 2019. As of March 31, 2019, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (6) In October 2017, the operating partnership completed an underwritten public offering of senior notes (the “Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of senior notes, which were issued at 98.663% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the Senior Notes based on the financial results as of March 31, 2019. As of March 31, 2019, the operating partnership was in compliance with the Senior Notes agreement. Page 21 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	90.1%	92.4%	$ 3,543,379	$ 21.61
Met Park North	South Lake Union	190,748	95.8	95.8	5,475,986	29.97
411 First	Pioneer Square	163,768	87.4	87.4	4,462,747	31.20
505 First	Pioneer Square	288,140	97.4	98.0	6,723,628	23.96
83 King	Pioneer Square	185,319	85.9	99.2	6,136,078	38.55
Subtotal		**1,009,984**	**92.0**	**95.1**	**26,341,818**	**28.34**
San Francisco Bay Area, California						
1455 Market[6]	San Francisco	1,034,977	99.2	99.2	50,677,461	49.34
275 Brannan	San Francisco	54,673	100.0	100.0	3,359,193	61.44
625 Second	San Francisco	138,080	92.3	92.3	8,074,933	63.38
875 Howard	San Francisco	286,270	98.4	98.4	12,229,682	43.41
901 Market	San Francisco	206,697	99.4	99.4	12,200,399	59.36
Rincon Center	San Francisco	580,850	91.2	91.2	30,414,832	57.42
Towers at Shore Center	Redwood Shores	334,483	85.1	91.2	19,079,471	67.00
Skyway Landing	Redwood Shores	247,173	78.6	78.6	9,700,759	49.96
555 Twin Dolphin	Redwood Shores	198,936	88.1	90.0	9,657,892	55.09
3176 Porter	Palo Alto	42,899	100.0	100.0	3,102,067	72.31
3400 Hillview	Palo Alto	207,857	100.0	100.0	14,146,831	68.06
Clocktower Square	Palo Alto	100,344	79.0	79.0	6,797,211	85.75
Foothill Research Center	Palo Alto	195,376	62.9	62.9	8,568,830	69.69
Page Mill Center	Palo Alto	176,245	99.9	99.9	12,734,281	72.30
Page Mill Hill	Palo Alto	182,676	98.4	98.4	13,104,948	72.89
1740 Technology	North San Jose	206,879	99.6	99.6	8,049,680	39.06
Concourse	North San Jose	944,386	93.6	94.3	31,724,701	35.90
Skyport Plaza	North San Jose	418,086	96.2	96.2	14,522,015	36.10
Subtotal		**5,556,887**	**93.2**	**93.8**	**268,145,186**	**51.75**
Los Angeles, California						
6922 Hollywood	Hollywood	205,523	96.5	96.5	10,166,024	51.23
6040 Sunset	Hollywood	114,958	100.0	100.0	5,403,210	47.00
ICON	Hollywood	325,757	100.0	100.0	18,784,237	57.66
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,867,476	45.25
10900 Washington	West Los Angeles	9,919	100.0	100.0	435,642	43.92
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,925,613	43.55
Element LA	West Los Angeles	284,037	100.0	100.0	16,348,093	57.56
Del Amo	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		**1,275,595**	**99.4**	**99.4**	**64,257,503**	**50.66**
Total same-store		**7,842,466**	**94.1**	**94.9**	**358,744,507**	**48.61**

Page 23 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
NON-SAME-STORE						
Hill7[7]	South Lake Union	285,310	100.0	100.0	10,788,465	37.81
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,419,780	39.36
Subtotal		**456,284**	**98.3**	**98.3**	**17,208,245**	**38.38**
San Francisco Bay Area, California						
Ferry Building[8]	San Francisco	268,018	83.6	83.6	19,975,844	89.13
Palo Alto Square	Palo Alto	333,254	96.9	98.5	25,809,759	79.93
Gateway	North San Jose	609,093	95.8	96.8	22,575,966	38.68
Techmart	Santa Clara	284,440	96.5	96.5	12,684,374	46.19
Subtotal		**1,494,805**	**94.0**	**94.7**	**81,045,943**	**57.67**
Los Angeles, California						
11601 Wilshire	West Los Angeles	500,475	95.8	97.5	21,838,824	45.55
604 Arizona	West Los Angeles	44,260	100.0	100.0	2,921,160	66.00
CUE	Hollywood	94,386	100.0	100.0	5,369,483	56.89
Subtotal		**639,121**	**96.7**	**98.0**	**30,129,467**	**48.75**
Total non-same-store		**2,590,210**	**95.4**	**96.2**	**128,383,655**	**51.94**
Total Stabilized		**10,432,676**	**94.4**	**95.2**	**487,128,162**	**49.45**
LEASE-UP						
Greater Seattle, Washington						
95 Jackson	Pioneer Square	35,904	74.3	74.3	1,046,437	39.25
Subtotal		**35,904**	**74.3**	**74.3**	**1,046,437**	**39.25**
San Francisco Bay Area, California						
Metro Center	Foster City	736,986	75.5	77.8	30,049,307	54.02
333 Twin Dolphin	Redwood Shores	182,789	41.3	52.4	4,660,029	61.76
Shorebreeze	Redwood Shores	230,932	78.2	87.0	10,591,187	58.61
Metro Plaza	North San Jose	456,921	90.7	92.2	16,162,953	39.00
Subtotal		**1,607,628**	**76.3**	**80.4**	**61,463,476**	**50.10**
Los Angeles, California						
10850 Pico[9]	West Los Angeles	95,987	56.0	56.0	2,565,391	47.73
Fourth & Traction	Downtown Los Angeles	131,701	—	100.0	—	—
Subtotal		**227,688**	**23.6**	**81.5**	**2,565,391**	**47.73**
Total lease-up		**1,871,220**	**69.9**	**80.4**	**65,075,304**	**49.78**
TOTAL IN-SERVICE		**12,303,896**	**90.7%**	**92.9%**	**$ 552,203,466**	**$ 49.49**

(1) In-service office excludes the land, redevelopment, development and held for sale properties described on pages 28 and 29. As of March 31, 2019, we had six land properties (one land property held for sale), two office redevelopment properties, two office development properties under construction and one office property held for sale. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development.

(2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

Page 24 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 In-Service Office Properties(1) (continued) (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2019, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2019, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2019. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of January 1, 2018 and still owned and included in the stabilized office portfolio as of March 31, 2019. (6) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (7) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. (8) We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building. (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. Page 25 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

In-Service Office Properties by Location(1)

	Properties	Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
STABILIZED								
Greater Seattle, Washington								
Lynnwood	1	182,009	163,969	90.1%	168,228	92.4%	$ 3,543,379	$ 21.61
South Lake Union	2	476,058	468,002	98.3	468,002	98.3	16,264,451	34.75
Pioneer Square	4	808,201	746,001	92.3	772,345	95.6	23,742,233	31.83
Subtotal	7	**1,466,268**	**1,377,972**	**94.0**	**1,408,575**	**96.1**	**43,550,063**	**31.60**
San Francisco Bay Area, California								
San Francisco	7	2,569,565	2,450,168	95.4	2,450,168	95.4	136,932,344	55.89
Redwood Shores	3	780,592	654,278	83.8	678,442	86.9	38,438,122	58.75
Palo Alto	7	1,238,651	1,131,807	91.4	1,137,051	91.8	84,263,927	74.45
North San Jose	4	2,178,444	2,075,816	95.3	2,088,531	95.9	76,872,362	37.03
Santa Clara	1	284,440	274,594	96.5	274,594	96.5	12,684,374	46.19
Subtotal	22	**7,051,692**	**6,586,663**	**93.4**	**6,628,786**	**94.0**	**349,191,129**	**53.01**
Los Angeles, California								
Hollywood	4	740,624	733,529	99.0	733,529	99.0	39,722,954	54.15
West Los Angeles	6	1,061,092	1,040,074	98.0	1,048,606	98.8	51,336,808	49.36
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	11	**1,914,716**	**1,886,603**	**98.5**	**1,895,135**	**99.0**	**94,386,970**	**50.03**
Total Stabilized	**40**	**10,432,676**	**9,851,238**	**94.4%**	**9,932,496**	**95.2%**	**$ 487,128,162**	**$ 49.45**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on pages 24 and 25.

Page 26 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 In-Service Office Properties by Location(1) (continued) Square  Occupied Percent Leased Percent Annualized Annualized Base Rent Properties Feet(2) Square Feet Occupied(3) Square Feet Leased(3) Base Rent(4) Per Square Foot(4) LEASE-UP Greater Seattle, Washington Pioneer Square 1 35,904 26,661 74.3 26,661 74.3 1,046,437 39.25 Subtotal 1 35,904 26,661 74.3 26,661 74.3 1,046,437 39.25 San Francisco Bay Area, California Foster City 1 736,986 556,235 75.5 573,640 77.8 30,049,307 54.02 Redwood Shores 2 413,721 256,153 61.9 296,662 71.7 15,251,216 59.54 North San Jose 1 456,921 414,433 90.7 421,500 92.2 16,162,953 39.00 Subtotal 4 1,607,628 1,226,821 76.3 1,291,802 80.4 61,463,476 50.10 Los Angeles, California West Los Angeles 1 95,987 53,751 56.0 53,751 56.0 2,565,391 47.73 Downtown Los Angeles 1 131,701 — — 131,701 100.0 — — Subtotal 2 227,688 53,751 23.6 185,452 81.5 2,565,391 47.73 Total Lease-up 7 1,871,220 1,307,233 69.9 1,503,915 80.4 65,075,304 49.78 TOTAL IN-SERVICE 47 12,303,896 11,158,471 90.7% 11,436,411 92.9% $ 552,203,466 $ 49.49 For footnotes (1), (2), (3) and (4) above refer to the descriptions on pages 24 and 25. Page 27 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	531,756 (1)	43.4%	91.3%	$ 17,529,159	$ 36.10
Sunset Bronson Studios	308,026	25.2	97.8	12,068,324	40.07
Sunset Las Palmas Studios	331,925	27.1	89.0	12,499,307	42.29
Total same-store studio[2]	**1,171,707**	**95.7**	**92.4%** (3)	**$ 42,096,790** (4)	**$ 38.89** (5)
Sunset Las Palmas Studios[6]	52,696	4.3	100.0%		
Total non-same-store studio	**52,696** (7)	**4.3**	**100.0%** (8)		
TOTAL STUDIO	**1,224,403**	**100.0%**			

(1) Square footage for Sunset Gower Studios excludes 33,220 square feet related to Building 70 taken off-line during fourth quarter 2018.
(2) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2018 and still owned and included in our portfolio as of March 31, 2019.
(3) Percent leased for same-store studio is the average percent leased for the 12 months ended March 31, 2019.
(4) Annual base rent for same-store studio reflects actual base rent for the 12 months ended March 31, 2019, excluding tenant reimbursements.
(5) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2019.
(6) The base rent for 6605 Eleanor Avenue and 1034 Seward Street for the 10 months ended March 31, 2019 and base rent for 6660 Santa Monica Boulevard for the 6 months ended March 31, 2019 is $1,580,393 ($40.70 per leased square foot), excluding tenant reimbursements.
(7) Non-same-store studio includes 41,496 square feet located at 6605 Eleanor Avenue and 1034 Seward Street in Hollywood and 11,200 square feet located at 6660 Santa Monica Boulevard in Hollywood, included as part of Sunset Las Palmas Studios.
(8) Percent leased for non-same-store studio includes the average percent leased for the 10 months ended March 31, 2019 for 41,496 square feet, and the 6 months ended March 31, 2019 for 11,200 square feet.

Land Properties[1]

	Submarket	Square Feet[2]	Percent of Total
Cloud10	North San Jose	350,000	20.7%
Subtotal		**350,000**	20.7%
Sunset Bronson Studios Lot D—Development[3]	Hollywood	19,816	1.2%
Sunset Gower Studios—Development	Hollywood	423,396	25.0%
Sunset Las Palmas Studios—Development	Hollywood	400,000	23.6%
Element LA—Development	West Los Angeles	500,000	29.5%
Subtotal		**1,343,212**	79.3%
TOTAL LAND		**1,693,212**	**100.0%**

(1) Excludes land properties held for sale as reflected on page 29. As of March 31, 2019, we have one land property held for sale.
(2) Square footage for land properties represents management's estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(3) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.

Page 28 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REDEVELOPMENT								
One Westside	West Los Angeles	584,000	—	—%	584,000 [5]	100.0% [5]	$ — [5]	$ —
Maxwell	Downtown Los Angeles	99,090	55,864 [6]	56.4 [6]	97,579 [6][7]	98.5 [6][7]	2,782,013 [6][7]	49.80
Total redevelopment		**683,090**	**55,864**	**8.2**	**681,579**	**99.8**	**2,782,013**	**49.80**
DEVELOPMENT								
EPIC	Hollywood	302,102	—	—	302,102 [8]	100.0 [8]	— [8]	—
Harlow	Hollywood	106,125	—	—	—	—	—	—
Total development		**408,227**	**—**	**—**	**302,102**	**74.0**	**—**	**—**
HELD FOR SALE								
Campus Center	Milpitas	471,580	—	—	—	—	—	—
Campus Center Land	Milpitas	946,350 [9]	—	—	—	—	—	—
Total held for sale		**1,417,930**	**—**	**—**	**—**	**—**	**—**	**—**
TOTAL		**2,509,247**	**55,864**	**2.2%**	**983,681**	**39.2%**	**$ 2,782,013**	**$ 49.80**

(1) Excludes in-service office and land properties with exception of land properties held for sale (see pages 23, 24 and 28).
(2) Square footages determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2019, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.
(4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2019, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2019. Annualized base rent does not reflect tenant reimbursements.
(5) Google, Inc. signed a 584,000-square-foot lease for approximately 14 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement.
(6) WeWork Companies Inc. signed a 55,864-square-foot lease at Maxwell commencing first quarter 2019 with rent abatements through third quarter 2019.
(7) WeWork Companies Inc. signed a 38,962-square-foot lease at Maxwell commencing second quarter 2019 with rent abatements through third quarter 2019.
(8) The entire premises is anticipated to be delivered to Netflix, Inc. during fourth quarter 2019. Please see page 38 for description of rent phasing and abatements.
(9) Square footage for land properties represents management's estimate of developable square feet.

Page 29 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Under Construction and Future Value Creation Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period			Estimated Square Feet[5]	Total % Leased	Project Costs[1]		Estimated Initial Stabilized Yield on Project Costs[6]
		Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]			Project Costs as of 3/31/19	Total Estimated Project Costs	
UNDER CONSTRUCTION									
Maxwell	Downtown Los Angeles	Q2-2017	Q1-2019	Q4-2019	99,090	98.5% [7]	73,425 [8]	91,358 [8]	6.5%
EPIC	Hollywood	Q3-2017	Q4-2019	Q3-2021	302,102	100.0% [9]	98,207 [10]	207,665 [10]	9.8%
Harlow	Hollywood	Q1-2018	Q1-2020	Q3-2021	106,125	—%	$ 24,255 [11]	$ 81,631 [11]	6.7%
Total under construction					**507,317**		**195,887**	**380,654**	
FUTURE DEVELOPMENT PIPELINE									
One Westside	West Los Angeles	TBD	TBD	TBD	584,000	100.0% [12]	145,507 [13]	$500,000- $550,000 [13]	7.75%-8.25% [13]
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset Bronson Studios Lot D—Development	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Sunset Las Palmas Studios—Development	Hollywood	TBD	TBD	TBD	400,000	N/A	21,000 [14]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	12,023 [15]	TBD	TBD
Total future development					**2,277,212**				
TOTAL					**2,784,529**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).
(5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 30 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Under Construction and Future Value Creation Projects (continued) (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) WeWork Companies Inc. signed a 55,864-square-foot lease at Maxwell commencing during first quarter 2019 with rent abatements through third quarter 2019. WeWrok Companies, Inc. signed a 38,962-square-foot lease at Maxwell commencing during second quarter 2019 with rent abatements through third quarter 2019. (8) Project costs as of March 31, 2019 and total estimated project costs for Maxwell include approximately $40.0 million of initial acquisition costs for the existing 99,090-square-foot building. (9) For description of rent phasing and abatements for Netflix, Inc., please see page 38. (10) Project costs as of March 31, 2019 and total estimated project costs for EPIC exclude land. (11) Project costs as of March 31, 2019 and total estimated project costs for Harlow include $4.2 million for management’s estimate of allocated land and acquisition costs. (12) Google, Inc. signed a 584,000-square-foot lease for approximately 14 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 29 for description of rent phasing and abatements. (13) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated projects costs for One Westside are in the range of $500.0 - $550.0 million, with each partner contributing its prorata share. Total estimated project costs, as well as project costs as of March 31, 2019 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of March 31, 2019 are not prorated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. Estimated yields at stabilization for One Westside will range between 7.75% - 8.25%. (14) Project costs as of March 31, 2019 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (15) Project costs as of March 31, 2019 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Page 31 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Value Creation Project Images—Recently Completed, Under Construction and Planned



ICON | Development
Los Angeles (Hollywood)
325,757 SF | Completed 4Q16
Single Tenant (Netflix, Inc.)



CUE | Development
Los Angeles (Hollywood)
94,386 SF | Completed 3Q17
Single Tenant (Netflix, Inc.)



450 Alaskan | Development
Seattle (Pioneer Square)
170,974 SF | Completed 3Q17
Multi-Tenant



Fourth & Traction | Redevelopment
Los Angeles (Arts District)
131,701 SF | Completed 2Q17
Single Tenant (Honey Science Corporation)



95 Jackson | Redevelopment
Seattle (Pioneer Square)
35,904 SF | Completed 2Q18
Multi-Tenant



Maxwell | Redevelopment
Los Angeles (Arts District)
99,090 SF | Completion 1Q19
Single or Multi-Tenant



EPIC | Development
Los Angeles (Hollywood)
302,102 SF | Completion 4Q19
Single Tenant (Netflix, Inc.)


Harlow

Harlow | Development
Los Angeles (Hollywood)
106,125 SF | Completion 1Q20
Single or Multi-Tenant



One Westside | Redevelopment
Los Angeles (West Los Angeles)
584,000 SF | Completion 1Q22
Single Tenant (Google, Inc.)



Cloud10 | Development
Silicon Valley (North San Jose)
350,000 SF[1] | Completion TBD
Single Tenant (Build-to-Suit)



Sunset Gower Studios | Development
Los Angeles (Hollywood)
423,396[1] SF | Completion TBD
Single or Multi-Tenant

Recently Completed

Under Construction

Planned

(1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 32 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total
Technology	4,527,892	39.0%
Media and Entertainment	1,487,791	14.2
Business Services	1,077,103	9.8
Legal	706,861	8.7
Financial Services	729,979	7.0
Retail	707,871	5.4
Other	534,240	5.0
Real Estate	253,337	2.2
Educational	196,514	2.1
Insurance	239,775	1.9
Healthcare	175,126	1.8
Government	262,031	1.7
Advertising	169,454	1.2
TOTAL	**11,067,974**	**100.0%**

TECHNOLOGY DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total
Online services	987,472	27.9%
Software	1,162,082	25.8
Business support services	777,902	17.1
Computer hardware and technology equipment	1,074,075	17.0
Other	372,047	8.5
Biotechnology, healthcare and medical research	100,112	2.6
Telecommunications and networking	54,202	1.1
TOTAL	**4,527,892**	**100.0%**

MEDIA AND ENTERTAINMENT DIVERSIFICATION

Sector	Square Feet[2]	Annualized Base Rent as Percent of Total
Entertainment production and service	946,260	62.0%
Gaming	351,717	26.9
Advertising and marketing	132,152	8.3
Other	57,662	2.8
TOTAL	**1,487,791**	**100.0%**

(1) Office tenant industry diversification determined by management using Thompson Reuters Business Classification.
(2) Excludes signed leases not commenced.
(3) Excludes 146,361 square feet occupied by Hudson Pacific Properties, Inc.

Page 33 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Fifteen Largest Office Tenants

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	4	3	Various	479,793	3.5%	$ 34,362,056	6.2%
Netflix, Inc.(3)	Various	2	2	Mid-2031	420,143	3.0	24,153,720	4.4
Square, Inc.	1455 Market	1	1	9/27/2023	469,056	3.4	22,408,438	4.0
Uber Technologies, Inc.	1455 Market	1	1	2/28/2025	325,445	2.3	16,417,979	3.0
Riot Games, Inc.(4)	Element LA	1	1	3/31/2030	284,037	2.0	16,348,093	2.9
Nutanix, Inc.(5)	Various	3	3	5/31/2024	400,115	2.9	15,544,135	2.8
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.7	13,669,413	2.5
Salesforce.com(6)	Rincon Center	2	1	Various	265,394	1.9	13,552,395	2.4
Stanford(7)	Various	4	3	Various	151,249	1.1	11,611,691	2.1
WeWork Companies Inc.(8)	Various	3	3	Various	176,256	1.3	9,159,916	1.7
Dell EMC Corporation(9)	Various	3	2	Various	294,756	2.1	8,325,032	1.5
NFL Enterprises(10)	Various	2	2	12/31/2023	167,606	1.2	7,361,256	1.3
Regus(11)	Various	5	6	Various	150,081	1.1	6,421,180	1.2
Baker McKenzie(12)	Clocktower Square	2	2	Various	70,030	0.5	5,969,752	1.1
GitHub, Inc.(13)	Various	2	2	4/30/2020	90,003	0.6	5,608,088	1.0
TOTAL		**37**	**33**		**4,120,781**	**29.6%**	**$210,913,144**	**38.1%**

(1) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements

(2) Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 7,604 square feet at Rincon Center expiring October 31, 2023, (iii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025, and (iv) 166,460 square feet at Rincon Center expiring on February 29, 2028. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. Please see page 29 for description of rent phasing and abatements.

(3) Netflix, Inc. expirations by square footage and property: 325,757 square feet at ICON and 94,386 square feet at CUE. Netflix, Inc. is anticipated to take possession of an additional 302,102 square feet at EPIC during fourth quarter 2019. Please see page 38 for description of rent phasing and abatements. Expiration date to be determined based on the commencement of the Netflix, Inc. lease at EPIC.

(4) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective March 31, 2025 by delivering written notice on or before March 31, 2024.

(5) Nutanix, Inc. expirations by square footage and property: (i) 189,084 square feet at 1740 Technology, (ii) 102,421 square feet at Concourse, and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional: (i) 7,163 square feet during first quarter 2020, (ii) 3,198 square feet during fourth quarter 2020, and (iii) 6,413 square feet during second quarter 2022. At Concourse, Nutanix, Inc. is expected to take possession of an additional 28,930 square feet during fourth quarter 2019. All leases for Nutanix, Inc. will expire on May 31, 2024.

Page 34 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Fifteen Largest Office Tenants (continued) (6) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com may elect to exercise its early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021 (the "Termination Date") by delivering written notice no later than twelve months prior to the Termination Date. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, with the expectation to be fully reimbursed by March 31, 2020. Thereafter, Salesforce.com will pay us 50% of any amounts received pursuant to the sublease. (7) Stanford expirations by square footage and property: (i) Stanford Healthcare 63,201 square feet at Page Mill Center expiring on June 30, 2019, (ii) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring on August 31, 2019, (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019, and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring on December 31, 2022. (8) WeWork Companies Inc. expirations by property and square footage: (i) 54,336 square feet at Hill7 expiring on January 31, 2030, (ii) 55,864 square feet at Maxwell expiring on July 31, 2031, and (iii) 66,056 square feet at 1455 Market expiring on October 31, 2031. WeWork Companies Inc. is expected to take possession of an additional 38,962 square feet at Maxwell during second quarter 2019, with an expected expiration on July 31, 2031. (9) Dell EMC Corporation expirations by square footage and property: (i) 185,292 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, and (iii) 66,510 square feet at 875 Howard expiring on June 30, 2026. Dell EMC Corporation is expected to take possession of an additional 17,039 square feet at 875 Howard during third quarter of 2020, with an expected expiration on June 30, 2026. (10) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right for the entire premises effective December 31, 2022 by delivering written notice on or before September 30, 2021. (11) Regus expirations by property and square footage: (i) 27,369 square feet at Techmart expiring on April 30, 2020, (ii) 44,957 square feet at Gateway expiring on March 31, 2022, (iii) 20,059 square feet at 11601 Wilshire expiring on February 29, 2024, (iv) 9,739 square feet at Palo Alto Square expiring on April 30, 2026, (v) 26,661 square feet at 95 Jackson expiring on October 31, 2030, and (vi) 21,296 square feet at 450 Alaskan expiring on October 31, 2030. Regus may elect to exercise its early termination right at 11601 Wilshire for 20,059 square feet effective February 28, 2021 by delivering written notice on or before February 28, 2020. (12) Baker McKenzie expirations by square footage: (i) 34,414 square feet expiring on June 25, 2019 and (ii) 35,616 square feet expiring on April 30, 2029. (13) GitHub, Inc. expirations by square footage and property: (i) 54,673 square feet at 275 Brannan expiring on April 30, 2020 and (ii) 35,330 square feet at 625 Second expiring on April 30, 2020. Page 35 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Office Property Leasing Activity

		Three Months Ended March 31, 2019
Total gross leasing activity		
Rentable square feet		1,044,136
Gross new leasing activity		
Rentable square feet		947,013
New cash rate	$	59.61
Gross renewal leasing activity		
Rentable square feet		97,123
Renewal cash rate	$	64.18
Total leases expired and terminated		
Contractual (scheduled) expiration		321,392
Early termination		89,779
Total		**411,171**
Net absorption		
Leased rentable square feet		535,842
Cash rent growth[1]		
Expiring rate	$	48.37
New/renewal rate[2]	$	60.66
Change		25.4%
Straight-line rent growth[3]		
Expiring rate	$	45.47
New/renewal rate[2]	$	60.45
Change		32.9%
Weighted average lease terms		
New (in months)		147.4
Renewal (in months)		48.4

TENANT IMPROVEMENTS AND LEASING COMMISSIONS[4]

	Lease Transaction Costs Per Square Foot Three Months Ended March 31, 2019			
		Total		Annual
New leases	$	126.15	$	10.27
Renewal leases	$	16.18	$	4.01
Blended	$	115.92	$	10.07

(1) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.
(2) The new rates being compared to expiring rates for the three months ended March 31, 2019 are calculated using the weighted average starting rates for 122,685 square feet of new leases. The renewal rates are a weighted average calculation of the total executed renewals for the periods indicated.
(3) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.
(4) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter.

Page 36 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Commenced Office Leases with Non-Recurring Upfront Abatements(1)

	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
Greater Seattle, Washington						
83 King	Pioneer Square	24,724	11/15/2018	3/1/2019	$ 43.50	1/31/2021
450 Alaskan	Pioneer Square	57,610	11/19/2018	9/1/2019	$ 40.00	6/30/2029
Northview Center	Lynnwood	11,450	12/1/2018	4/1/2019	$ 20.50	3/31/2026
San Francisco Bay Area, California						
Metro Center	Foster City	10,517	7/1/2018	3/1/2019	$ 70.20	2/28/2029
Skyport Plaza	North San Jose	14,618	8/1/2018	4/1/2019	$ 34.20	3/31/2034
Metro Plaza	North San Jose	30,531	10/1/2018	2/1/2019	$ 40.20	5/31/2024
Metro Plaza	North San Jose	49,958	10/1/2018	6/1/2019	$ 41.41	5/31/2024
Clocktower Square	Palo Alto	35,616	11/1/2018	8/1/2019	$ 87.00	4/30/2029
Gateway	North San Jose	10,942	11/1/2018	4/1/2019	$ 40.20	3/31/2024
Metro Plaza(3)	North San Jose	25,565	11/13/2018	3/1/2019	$ 40.80	2/29/2024
Gateway	North San Jose	15,282	11/16/2018	7/1/2019	$ 40.80	6/30/2026
Concourse	North San Jose	19,296	12/1/2018	3/1/2019	$ 38.40	2/28/2022
Metro Center(4)	Foster City	13,246	12/6/2018	8/1/2019	$ 66.00	1/31/2027
625 Second(5)	San Francisco	43,846	12/17/2018	4/16/2019	$ 52.00	4/30/2027
Metro Center	Foster City	11,243	2/1/2019	5/1/2019	$ 69.00	4/30/2022
Ferry Building	San Francisco	12,900	2/1/2019	3/1/2020	$ 102.00	7/31/2029
1455 Market	San Francisco	52,003	2/20/2019	8/20/2019	$ 78.00	9/27/2023
Towers at Shore Center(6)	Redwood Shores	50,327	3/1/2019	7/1/2019	$ 66.00	5/31/2024
1455 Market	San Francisco	66,056	3/19/2019	10/15/2019	$ 66.00	10/31/2031
Los Angeles, California						
6922 Hollywood	Hollywood	10,740	1/16/2019	5/16/2019	$ 68.28	5/15/2029
Maxwell	Downtown Los Angeles	55,864	2/12/2019	7/11/2019	$ 49.80	7/31/2031

(1) Consists of leases for more than 10,000 square feet that commenced on or prior to March 31, 2019, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending March 31, 2019.
(2) Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2019, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.
(3) Tenant paid monthly base rent concurrently with the lease start date on November 13, 2018. Monthly base rent is fully abated for the subsequent three-month period from December 2018 through February 2019.
(4) Tenant paid monthly base rent concurrently with the lease start date on December 6, 2018. Monthly base rent is fully abated for the subsequent seven-month period from January 2019 through July 2019.
(5) Subsequent to the rent start date, monthly base rent associated with 29,616 square feet is abated for the six-month period from May 2019 through October 2019.
(6) Subsequent to the rent start date, monthly base rent associated with 50,327 square feet is abated for the three-month period from March 2020 through May 2020 and the two-month period from March 2021 through April 2021.

Page 37 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Uncommenced Office Leases—Next Eight Quarters(1)

	Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020		Q4 2020		Q1 2021	
	SF	Starting Rent per SF(2)	SF	Starting Rent per SF(2)	SF	Starting Rent per SF(2)	SF	Starting Rent per SF(2)	SF	Starting Rent per SF(2)	SF	Starting Rent per SF(2)	SF	Starting Rent per SF(2)	SF	Starting Rent per SF(2)
Greater Seattle, Washington																
Lynnwood	4,259	$ 22.50	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —
Pioneer Square	26,344	41.82	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**30,603**	**39.13**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California																
Foster City	17,405	38.86	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Redwood Shores	16,056	65.76	48,617	50.47	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	5,244	95.40	—	—	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	19,782	43.71	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**58,487**	**52.96**	**48,617**	**50.47**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Los Angeles, California																
Downtown Los Angeles	41,715	48.83	123,097	42.56 (3)	—	—	—	—	—	—	—	—	—	—	—	—
Hollywood	—	—	—	—	302,102	68.40 (4)	—	—	—	—	—	—	—	—	—	—
West Los Angeles	8,532	52.08	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**50,247**	**49.38**	**123,097**	**42.56**	**302,102**	**68.40**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
TOTAL UNCOMMENCED	**139,337**	**$ 48.63**	**171,714**	**$ 44.80**	**302,102**	**$ 68.40**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to March 31, 2019, but with commencement dates after March 31, 2019 and within the next eight quarters. This table omits submarkets without any uncommenced leases over the next eight quarters.
(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(3) Honey Science Corporation is anticipated to commence monthly base rent payments in the following periods: 77,456 square feet during third quarter 2019 with base rent abatements from the first through sixth full calendar months following rent commencement, and 45,641 square feet during first quarter 2020. Honey Science Corporation is expected to take possession of an additional 8,604 square feet during second quarter 2022.
(4) The entire premises is anticipated to be delivered to Netflix, Inc. during fourth quarter 2019. Monthly base rent payments anticipated to commence in the following periods: (i) 136,013 square feet during first quarter 2020 with base rent abatements from the second through the ninth month following rent commencement, (ii) 105,889 square feet during third quarter 2020 with base rent abatements from the second through the eighth month following rent commencement, and (iii) 60,200 square feet during first quarter 2021 with base rent abatements from the second through the seventh month following rent commencement.

Page 38 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Backfilled Office Leases—Next Eight Quarters[(1)]

	Q2 2019		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020		Q4 2020		Q4 2021	
	SF	Starting Rent per SF[(2)]	SF	Starting Rent per SF[(2)]	SF	Starting Rent per SF[(2)]	SF	Starting Rent per SF[(2)]	SF	Starting Rent per SF[(2)]	SF	Starting Rent per SF[(2)]	SF	Starting Rent per SF[(2)]	SF	Starting Rent per SF[(2)]
Greater Seattle, Washington																
Pioneer Square	—	$ —	—	$ —	—	$ —	6,372	$ 43.50	—	$ —	—	$ —	—	$ —	—	$ —
Subtotal	**—**	**—**	**—**	**—**	**—**	**—**	**6,372**	**43.50**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California																
San Francisco	—	—	6,834	52.00	—	—	—	—	—	—	17,039	75.19	6,041	53.56	—	—
Foster City	—	—	—	—	23,180	73.20	—	—	—	—	—	—	—	—	—	—
Redwood Shores	—	—	41,268	65.09	—	—	—	—	—	—	1,027	—	—	—	—	—
Palo Alto	11,524	92.40	—	—	13,593	92.08	—	—	—	—	—	—	—	—	—	—
North San Jose	9,147	30.12	—	—	28,930	37.08	7,163	40.54	—	—	—	—	3,198	41.76	—	—
Subtotal	**20,671**	**64.84**	**48,102**	**63.23**	**65,703**	**61.20**	**7,163**	**40.54**	**—**	**—**	**18,066**	**70.92**	**9,239**	**49.48**	**—**	**—**
Los Angeles, California																
West Los Angeles	2,749	60.00	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	**2,749**	**60.00**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**	**—**
Total backfilled	**23,420**	**64.27**	**48,102**	**63.23**	**65,703**	**61.20**	**13,535**	**41.93**	**—**	**—**	**18,066**	**70.92**	**9,239**	**49.48**	**—**	**—**
TOTAL UNCOMMENCED AND BACKFILLED	**162,757**	**$ 50.88**	**219,816**	**$ 48.83**	**367,805**	**$ 67.11**	**13,535**	**$ 41.93**	**—**	**$ —**	**18,066**	**$ 70.92**	**9,239**	**$ 49.48**	**—**	**$ —**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to March 31, 2019, but with commencement dates after March 31, 2019 and within the next eight quarters. This table omits submarkets without any backfilled leases over the next eight quarters.

(2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Page 39 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Expiring Office Leases—Next Eight Quarters[1]

	Q2 2019[2]		Q3 2019		Q4 2019		Q1 2020		Q2 2020		Q3 2020		Q4 2020		Q1 2021	
	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]	Expiring SF[3]	Rent/ SF[4]
Greater Seattle, Washington																
South Lake Union	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	—	$ —	656	$33.09	39,024	$30.75
Lynnwood	—	—	29,360	21.10	—	—	31,409	20.54	34,474	27.71	—	—	—	—	5,603	21.22
Pioneer Square	7,690	—	6,452	32.00	6,372	40.16	8,400	34.00	—	—	—	—	—	—	70,292	30.83 (16)
Subtotal	**7,690**	**—**	**35,812**	**23.06**	**6,372**	**40.16**	**39,809**	**23.38**	**34,474**	**27.71**	**—**	**—**	**656**	**33.09**	**114,919**	**30.34**
San Francisco Bay Area, California																
Foster City	5,940	8.40	—	—	36,797	26.69 (8)	—	—	37,505	48.14	13,712	68.59	2,189	73.03	4,988	75.82
Palo Alto	123,115	72.29 (5)	35,226	80.80	38,793	84.53	14,809	74.76	22,846	85.83	20,921	98.12	44,170	74.96	10,316	98.55
Redwood Shores	83,493	60.03 (6)	33,045	61.34	60,434	50.19 (9)	11,316	65.77	41,392	62.64	19,866	65.88	51,576	40.04 (14)	9,558	47.51
San Francisco	7,691	62.33	2,538	65.79	255	407.20	43,413	56.17	126,655	63.99 (13)	11,799	60.61	12,380	89.31	920	91.75
North San Jose	60,717	37.37 (7)	42,657	37.21	118,875	36.12 (10)	67,478	39.55 (12)	44,292	36.92	45,034	38.78	82,155	39.37 (15)	80,088	39.42 (17)
Santa Clara	6,498	40.38	2,453	49.94	21,533	41.63	10,535	47.94	46,493	48.10	8,741	52.56	16,715	50.94	7,148	52.75
Subtotal	**287,454**	**59.05**	**115,919**	**58.23**	**276,687**	**45.50**	**147,551**	**50.58**	**319,183**	**57.44**	**120,073**	**60.16**	**209,185**	**51.28**	**113,018**	**48.38**
Los Angeles, California																
Hollywood	—	—	3,378	52.20	11,900	51.29	40,887	43.79	—	—	—	—	—	—	13,518	52.08
Torrance	—	—	—	—	113,000	29.44 (11)	—	—	—	—	—	—	—	—	—	—
West Los Angeles	17,194	43.38	—	—	12,112	48.56	4,086	52.87	16,705	53.02	3,231	60.96	2,458	56.52	5,866	50.35
Subtotal	**17,194**	**43.38**	**3,378**	**52.20**	**137,012**	**33.03**	**44,973**	**44.62**	**16,705**	**53.02**	**3,231**	**60.96**	**2,458**	**56.52**	**19,384**	**51.56**
TOTAL	**312,338**	**$56.73**	**155,109**	**$49.98**	**420,071**	**$41.35**	**232,333**	**$44.77**	**370,362**	**$54.48**	**123,304**	**$60.18**	**212,299**	**$51.29**	**247,321**	**$40.24**
Expirations as % of In-Service Portfolio	**2.5%**		**1.3%**		**3.4%**		**1.9%**		**3.0%**		**1.0%**		**1.7%**		**2.0%**	

(1) This does not reflect 30,006 square feet that expired on March 31, 2019. This table omits submarkets without any expirations over the next eight quarters.
(2) Second quarter 2019 expiring square footage does not include 47,173 square feet of month-to-month leases.
(3) Includes leases that expire on the last day of the quarter.
(4) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.
(5) Top three expiring tenants by square footage: (i) Stanford Health Care at Page Mill Center for 63,201 square feet, (ii) Baker McKenzie at Clocktower Square for 34,414 square feet, and (iii) Thoughtspot, Inc. at Palo Alto Square for 16,658 square feet.

Page 40 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Expiring Office Leases—Next Eight Quarters(1) (continued) (6) Top three expiring tenants by square footage: (i) Teachers Insurance & Annuity Association at Towers at Shore Center for 25,549 square feet, (ii) Inflection, LLC at 555 Twin Dolphin for 15,719 square feet, and (iii) Zum Services, Inc. at Shorebreeze for 9,365 square feet. (7) Top three expiring tenants by square footage: (i) Konica Minolta Business Solutions USA at Metro Plaza for 8,933 square feet, (ii) Tech Mahindra Americas, Inc. at Concourse for 6,969 square feet, and (iii) Larsen & Toubro Infotech Ltd at Concourse for 6,425 square feet. (8) Includes 22,553-square-foot management office occupied by Hudson Pacific Properties, Inc. (9) Top three expiring tenants by square footage: (i) Quinn Emanuel Urquhart & Sullivan, LLP at 555 Twin Dolphin for 34,998 square feet, (ii) Kidder Matthews of California, Inc. at Towers at Shore Center for 7,177 square feet, and (iii) Colliers Parrish International, Inc. at Towers at Shore Center for 6,257 square feet. (10) Top three expiring tenants by square footage: (i) Ensighten, Inc. at Concourse for 28,930 square feet, (ii) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, and (iii) Aerotek, Inc. at Concourse for 12,427 square feet. (11) Total expiring square footage consists of Saatchi & Saatchi North America, Inc. at Del Amo for 113,000 square feet. (12) Top three expiring tenants by square footage: (i) Hensel Phelps at Concourse for 13,688 square feet, (ii) Quantum Corporation at Concourse for 7,654 square feet, and (iii) TDK Corporation at 1740 Technology for 7,386 square feet. (13) Top three expiring tenants: (i) GitHub, Inc. at 275 Brannan for 54,673 square feet, (ii) GitHub, Inc. at 625 Second for 35,330 square feet, and (iii) GSA at Rincon Center for 28,316 square feet. (14) Top three expiring tenants by square footage: (i) Wells Fargo Insurance Services USA, Inc. at Skyway Landing for 40,257 square feet, (ii) Jetblue Airways Corp. at Skyway Landing for 6,708 square feet, and (iii) Azumio at Shorebreeze for 2,592 square feet. (15) Top three expiring tenants by square footage: (i) Old Republic Title Company at Concourse for 20,771 square feet, (ii) Comerica Bank at Concourse for 12,708 square feet, and (iii) US Jade Corp at Concourse for 10,940 square feet. (16) Total expiring square footage consists of: (i) Nuance Communications at 505 First Avenue for 45,568 square feet, and (ii) Qualtrics, LLC at 83 King Street for 24,724 square feet. (17) Top three expiring tenants by square footage: (i) Siliconware USA, Inc. at Concourse for 15,777 square feet, (ii) Robin Systems at Concourse for 13,016 square feet, and (iii) Glumac at Concourse for 8,926 square feet. Page 41 of 47

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2019

Expiring Office Leases—Annual

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases [1]	Percent of Office Portfolio Square Feet	Annualized Base Rent [1]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot [2]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration [3]
Vacant		1,446,701	10.5%					
2019[4]	128	894,971	6.5	$ 43,808,363	7.1%	$ 48.95	$ 44,222,490	$ 49.41
2020	145	938,298	6.8	47,353,172	7.6	50.47	48,885,196	52.10
2021	130	1,244,058	9.0	56,442,039	9.0	45.37	59,989,995	48.22
2022	117	1,183,158	8.6	55,768,863	8.9	47.14	61,680,075	52.13
2023	82	1,526,551	11.0	67,981,672	10.9	44.53	77,183,360	50.56
2024	88	1,455,604	10.5	72,366,297	11.6	49.72	84,037,660	57.73
2025	30	1,081,971	7.8	56,296,162	9.0	52.03	67,941,038	62.79
2026	17	326,691	2.4	17,688,631	2.8	54.14	24,306,238	74.40
2027	15	405,078	2.9	21,596,067	3.5	53.31	26,663,316	65.82
2028	17	555,792	4.0	34,527,781	5.5	62.12	43,936,332	79.05
Thereafter	26	1,408,629	10.2	78,675,514	12.6	55.85	110,300,257	78.30
Building management use	21	146,361	1.1	—	—	—	—	—
Signed leases not commenced[5]	23	1,205,757	8.7	71,611,797	11.5	59.39	101,850,239	84.47
TOTAL/WEIGHTED AVERAGE[6]	**839**	**13,819,620**	**100.0%**	**$ 624,116,358**	**100.0%**	**$ 50.44**	**$ 750,996,196**	**$ 60.70**

(1) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2019.

(2) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2019.

(3) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2019.

(4) Excludes 22,553-square-foot management office occupied by Hudson Pacific Properties, Inc. The management office is being reflected under building management use in the table above.

(5) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of March 31, 2019 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements)) under uncommenced leases for vacant space as of March 31, 2019, divided by (ii) square footage under uncommenced leases as of March 31, 2019.

(6) Total expiring square footage does not include 47,173 square feet of month-to-month leases.

Page 42 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Definitions and Reconciliations

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Definitions Adjusted Funds From Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Funds From Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write- downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction- related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Page 44 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Definitions (continued) Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs ("OPPs," or individually, "OPP"), including stock grands under our 2015 OPP, 2016 OPP, 2017 OPP and 2018 OPP stock grants and one-time retention award grants. Series A Preferred Units and Debt/Total Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units divided by total market capitalization. Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and loan discounts. The full amount of debt related to the Pinnacle I and Pinnacle II joint venture and Hill7 joint venture are included. The Pinnacle I and Pinnacle II debts were relieved in November 2017 in conjunction with the sale of these properties. Total Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series a preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilutive 2015 OPP, 2016 OPP, 2017 OPP and 2018 OPP stock grants and one-time retention award grants. Page 45 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Reconciliation of Net (Loss) Income to Net Operating Income Unaudited, in thousands Three Months Ended March 31, 2019 2018 Net (loss) income $ (36,895) $ 52,563 Adjustments: Interest expense 24,350 20,503 Interest income (1,024) (9) Transaction-related expenses 128 118 Other expense (income) 106 (404) Gains on sale of real estate — (37,674) Impairment loss 52,201 — General and administrative 18,094 15,564 Depreciation and amortization 68,505 60,553 Net Operating Income $ 125,465 $ 111,214 Net Operating Income Breakdown Same-Store Office cash revenues $ 103,728 $ 100,195 Straight-line rent 9,117 4,731 Amortization of above-market and below-market leases, net 2,041 2,630 Amortization of lease incentive costs (356) (332) Same-Store Office revenues 114,530 107,224 Same-Store Studios cash revenues 20,560 17,400 Straight-line rent 360 186 Amortization of lease incentive costs (9) — Same-Store Studio revenues 20,911 17,586 Same-Store property revenues 135,441 124,810 Same-Store Office cash expenses 34,822 32,864 Amortization of above-market and below-market ground leases, net 575 575 Same-Store Office expenses 35,397 33,439 Same-Store Studio cash expenses 10,983 9,664 Same-Store Studio expenses 10,983 9,664 Same-Store property expenses 46,380 43,103 Same-Store net operating income 89,061 81,707 Non-Same-Store net operating income 36,404 29,507 Net Operating Income $ 125,465 $ 111,214 Page 46 of 47

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2019 Total Revenues Components Unaudited, in thousands Three Months Ended March 31, 2019 2018 Office Cash rent $ 125,323 $ 116,818 Cash tenant recoveries 24,737 20,904 Straight-line rent 16,275 9,755 Amortization of above-market and below-market leases, net 4,179 3,812 Amortization of lease incentive costs (317) (303) Services revenue 5,661 5,546 Total office revenues 175,858 156,532 Studio Cash rent 11,579 10,197 Cash tenant recoveries 464 354 Straight-line rent 360 186 Amortization of above-market and below-market leases, net — — Amortization of lease incentive costs (9) — Services revenue and other 9,137 6,849 Total studio revenues 21,531 17,586 Total revenues(1) $ 197,389 $ 174,118 (1) Prior to January 1, 2019, we classified rental revenues and tenant recoveries as separate line items on our Consolidated Statements of Operations. We adopted ASC 842, Leases, on January 1, 2019 using the modified retrospective approach and elected to apply the transition method of the standard at the beginning of the period of adoption. For leases at our office properties we elected a practical expedient in ASC 842, which requires us to include all revenues related to tenant leases in our Rental line item in our GAAP Consolidated Statement of Operations and as a result we do not disclose tenant recoveries as a separate GAAP revenue measure. However, we believe that tenant recoveries are useful to investors as a supplemental measure of our ability to recover operating expenses, property taxes, insurance and other expenses. The table above breaks out our rental components for 2019 and 2018 based on the 2018 presentation. Tenant recoveries are not a measure of revenues as allowed by GAAP and the presentation above should not be considered an alternative to our GAAP measures included in our Consolidated Statement of Operations. Page 47 of 47

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